For Immediate Release

IRELAND INC. RECEIVES BLM APPROVAL FOR
2009 DRILL PROGRAM

30-HOLE DRILL PROGRAM TO EXPAND DEFINITION OF PRECIOUS METAL
RESOURCES IN COLUMBUS BASIN

HENDERSON, Nevada – June 3, 2009 – Ireland Inc. (OTC BB: IRLD) (“Ireland”) (“the Company”), a minerals exploration and development company focused on the discovery and extraction of precious metals from mineral deposits in the Southwestern United States, today announced that it has received approval from the Bureau of Land Management (“BLM”) to conduct a 30-hole drill program on the Company’s Columbus Project.

The drill program will consist of a series of 30 holes drilled to depths ranging from 200 feet to 400 feet below the surface. The objective of the drilling is to expand the gold and silver resources beyond the Zone A and Zone B deposits and to provide greater definition to these resources.

“We are very pleased that the Bureau of Land Management has approved our 2009 drill program, which will define the precious metal resources adjoining the 1,580-acres of potentially surface mineable material identified by our 2008 drill program,” stated Douglas Birnie, Chief Executive Officer of Ireland Inc. “This represents an important step in the progression of our technical program, which is focused on determining the overall gold and silver resources and economic feasibility of the Columbus Project. We expect to commence drilling immediately.”

“This next phase of our drilling program follows the completion of 39 holes drilled within Zone A and Zone B in 2008,” continued Birnie. “We expect to release assay results as drilling progresses throughout the 2009 drill campaign. With the completion of this phase of our program, we expect to have significantly expanded and improved the definition of the gold and silver resources throughout the Area of Interest within the Columbus Basin”.

About Ireland Inc.

Ireland Inc. is a minerals exploration and development company that is focused on the discovery and extraction of precious metals from mineral deposits in the Southwestern United States.

In 2007, Ireland acquired rights to two mining properties, both of which are prospective for gold and other minerals. In early 2008, Ireland completed the acquisition of the Columbus Project located near Tonopah, NV, where it has an option to acquire an additional 22,640 acres of adjacent mineral claims. Ireland also owns rights to acquire up to 100% of the Red Mountain Project in San Bernardino County, California.

Ireland Inc. is headquartered in Henderson, Nevada, and its common stock trades on the OTC Bulletin Board under the symbol “IRLD”.

Forward-Looking Statement

This document may include statements that constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect”, or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, Ireland’s limited operating history, future trends in mineral prices, the availability of capital, geological or mechanical difficulties affecting Ireland’s planned geological work programs, and uncertainties surrounding estimates of mineralized material. There is no assurance that the test results reported in this document are indicative of extraction rates throughout the Columbus Project. Additional exploration work is required before proved or probable mineral reserves can be established. There is no assurance that the results of Ireland’s pre-feasibility program will result in a decision to enter into commercial production. Ireland undertakes no obligation to update the forward looking statements in this document.

For Additional Information, Contact:

Douglas Birnie, CEO at (702) 932-0353
info@irelandminerals.com
www.irelandminerals.com
2441 West Horizon Ridge Parkway, Suite #100
Henderson, NV, 89052

or

RJ Falkner & Company, Inc.
Investor Relations Counsel at
(800) 377-9893 or via email at info@rjfalkner.com